Exhibit 99

News Release

First Regional	1801 Century Park East	Jack A. Sweeney
Bancorp	Century City, California 90067	Board Chairman
	Telephone (310) 552-1776	Chief Executive Officer
Facsimile (310) 552-1772

IMMEDIATE RELEASE

FIRST REGIONAL BANCORP POSTS RECORD NET INCOME IN BOTH THE THIRD
QUARTER AND FOR THE NINE MONTH PERIOD

Three- and Nine-Month 2006 Financial Highlights Include:

•                  Third quarter net income highest profit in history

•                  Nine month net income 51% higher than 2005

•                  Total assets up 24% to record high

•                  Total deposits up 17% to record high

•                  Net loans up 22% to record high

CENTURY CITY, CALIFORNIA, Oct. 24, 2006 - First Regional Bancorp (Nasdaq-GM: FRGB) today reported that net income for both the third quarter and nine months ended September 30, 2006 climbed to the highest levels in company history.

For the third quarter, net income reached $10.0 million, equal to $0.77 per diluted share, a 43% increase from $7.0 million, or $0.54 per diluted share in the corresponding period last year.  Net income for first three quarters of 2006 was $28.1 million, or $2.16 per diluted share, rising 51% from $18.6 million, or $1.45 per diluted share in last year’s initial nine months.  Per share amounts have been adjusted to reflect the 3-for-1 stock split effected Aug. 21, 2006.

In making the announcement, Jack A. Sweeney, chairman and chief executive officer, said: “We are truly pleased with First Regional’s continued upward earnings trend, including fifty consecutive quarterly periods of comparative net income growth.  First Regional’s third quarter was the most profitable in our history, and our quarterly and nine-month results are substantially ahead of last year’s corresponding periods.

Mr. Sweeney noted that total assets exceeded $2 billion at the close of the third quarter, rising 24% to $2.037 billion from $1.6 billion in the corresponding period of 2005.  Deposits grew 17% to $1.6 billion from $1.3 billion in last year’s third quarter, while net loans jumped to $1.8 billion, surging 22% from $1.5 billion in the year-earlier period.

Mr. Sweeney continued: “Our operating results continue to reflect our disciplined and focused strategy.  Real estate finance remains one of our bank’s core competencies, but while we have benefited from the strength of the Southern California real-estate industry, we have continued to build a diversified business base serving manufacturing, professional services, wholesale, and other sectors vital to the regional economy.  This success reflects the diligent efforts of our skilled bankers, who continue to forge solid relationships with important clients who value the personalized service and quality products that have long been First Regional hallmarks.”

Mr. Sweeney pointed out that non-performing loans were only $22,000 as of September 30, 2006.  In light of First Regional’s high asset quality and substantial amount of existing reserves, no additional loans loss provision was required for the third quarter of 2006.

Mr. Sweeney concluded:  “We remain diligent in monitoring the California and national economies, and are alert for possible challenges that may arise.  We will continue our long-standing focus on high quality assets, strong capital, and prudent reserves.  We have the right team in place to take advantage of emerging business opportunities, and the financial strength and flexibility to pursue our strategic agenda.  First Regional intends to stay on course as we continue to build value for our shareholders.”

First Regional Bancorp is a bank holding company headquartered in Century City.  Its subsidiary, First Regional Bank, specializes in providing businesses and professionals with the management expertise of a major bank and the personalized service of an independent.

# # #

CONSOLIDATED STATEMENTS OF CONDITION (UNAUDITED)

	(000’s omitted)
As of September 30	2006	2005

ASSETS:
Cash and due from banks	$81,893	$102,858
Federal funds sold	60,055	0
Cash and cash equivalents	141,948	102,858

Investment securities	18,178	7,870
Federal Home Loan Bank stock - at cost	12,748	7,253
Federally guaranteed loans	5,349	6,634
Other loans, net	1,816,305	1,488,289
Premises and equipment - net	3,793	3,645
Other real estate owned	0	0
Accrued interest receivable and other assets	38,529	28,185

Total assets	$2,036,850	$1,644,734

LIABILITIES AND CAPITAL:
Demand deposits	$470,492	$441,916
Savings deposits	49,182	47,667
Money market deposits	836,476	672,852
Time deposits	216,537	178,279

Total deposits	1,572,687	1,340,714

Funds purchased	0	0
Federal Home Loan Bank advances	220,000	135,000
Subordinated debentures	92,785	61,857
Accrued interest payable and other liabilities	15,094	10,041

Total liabilities	1,900,566	1,547,612

Stated capital	51,630	48,518
Retained earnings	84,649	48,630
Net unrealized gains (losses) on available-for-sale securities	5	(26)

Total capital	136,284	97,122

Total liabilities and capital	$2,036,850	$1,644,734

Book value per share outstanding (1)	$11.18	$8.03

Total shares outstanding (1)	12,186,119	12,097,554

(1) Amounts have been restated to reflect 3-for-1 stock split effected August 21, 2006.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	(000’s omitted)		(000’s omitted)
	Three Months Ended		Nine Months Ended
	September 30		September 30
	2006	2005	2006	2005

Interest on loans	$42,141	$28,582	$118,317	$73,166
Interest on federal funds sold	54	19	129	148
Interest on investment securities	222	63	419	214

Total interest income	42,417	28,664	118,865	73,528

Interest on deposits	10,756	4,629	26,968	9,787
Interest on subordinated debentures	1,825	639	4,509	1,759
Interest on FHLB advances	2,047	1,077	6,942	2,793
Interest on other borrowings	0	3	4	4

Total interest expense	14,628	6,348	38,423	14,343

Net interest income	27,789	22,316	80,442	59,185

Provision for loan losses	0	1,505	3,891	4,205

Net interest income after provision for loan losses	27,789	20,811	76,551	54,980

Other operating income	1,930	1,690	6,380	4,746

Salaries and related benefits	8,116	6,437	21,895	17,327
Occupancy expenses	754	597	2,058	1,991
Other expenses	3,230	3,305	9,602	8,056

Total other operating expenses	12,100	10,339	33,555	27,374

Income before provision for income taxes	17,619	12,162	49,376	32,352

Provision for income taxes	7,580	5,158	21,260	13,731

Net income	$10,039	$7,004	$28,116	$18,621

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	(000’s omitted)		(000’s omitted)
	Three Months Ended		Nine Months Ended
	September 30		September 30
	2006	2005	2006	2005

Net income per share (1)
Basic	$0.82	$0.58	$2.31	$1.55
Diluted	$0.77	$0.54	$2.16	$1.45

Average shares outstanding (1)	12,178,163	12,078,630	12,153,387	12,043,143
Diluted average shares (1)	13,025,291	12,914,031	12,988,816	12,862,314

Average equity	$130,953	$93,420	$120,553	$86,854
Average assets	$1,965,099	$1,536,143	$1,920,169	$1,407,063
Return on average equity (%)	30.41	29.74	31.18	28.66
Return on average assets (%)	2.03	1.81	1.96	1.77
Efficiency ratio (%)	40.71	43.07	38.65	42.82
Number of employees	250	219
Assets per employee (000s)	$8,147	$7,510

CREDIT QUALITY

Beginning reserve for loan losses (000s)	$20,313	$14,817	$17,577	$11,825
Loan loss provisions	0	1,505	3,891	4,205
Loan recoveries	0	0	0	130
Loan chargeoffs	87	0	1,028	35
Net change in allowance for unfunded loan commitments	(95)	(47)	(309)	150
Ending reserve for loan losses (000s)	$20,131	$16,275	$20,131	$16,275

Nonperforming assets (000s)	$22	$872
Nonperforming assets / gross loans (%)	0.00	0.06
Reserve for loan losses / nonperforming assets (%)	91504.55	1866.40
Reserve for loan losses / gross loans (%)	1.09	1.08

(1) Amounts have been restated to reflect 3-for-1 stock split effected August 21, 2006.

	(000s omitted)
	For the Three Months Ended September 30,
	2006			2005
	Average		Average	Average		Average
	Balance	Interest	Yield/Cost (%)	Balance	Interest	Yield/Cost (%)

Gross loans	$1,833,988	$42,141	9.12	$1,440,304	$28,582	7.87
Funds sold	4,836	54	4.43	2,183	19	3.45
Investment securities	19,602	222	4.49	11,428	63	2.19
Total earning assets	$1,858,425	$42,417	9.06	$1,453,915	$28,664	7.82

Deposits	$1,579,731	$10,756	2.70	$1,270,378	$4,629	1.45
Federal Home Loan Bank advances	151,250	2,047	5.37	120,761	1,077	3.54
Subordinated debentures	92,785	1,825	7.80	41,910	639	6.05
Funds purchased	0	0	0.00	102	3	11.67
Total bearing liabilities	$1,823,766	$14,628	3.18	$1,433,151	$6,348	1.76

Net interest spread (1)			5.87			6.06

Net interest margin (2)			5.93			6.09

(1) Net interest spread represents the average yield earned on earning assets less the average cost of bearing liabilities.

(2) Net interest margin represents net interest income divided by average earning assets.

	(000s omitted)
	For the Nine Months Ended September 30,
	2006			2005
	Average		Average	Average		Average
	Balance	Interest	Yield/Cost (%)	Balance	Interest	Yield/Cost (%)

Gross Loans	$1,798,773	$118,317	8.79	$1,309,550	$73,166	7.47
Funds Sold	3,939	129	4.38	7,716	148	2.56
Investment Securities	14,143	419	3.96	12,510	214	2.29
Total Earning Assets	$1,816,855	$118,865	8.75	$1,329,776	$73,528	7.39

Deposits	$1,517,790	$26,968	2.38	$1,148,602	$9,787	1.14
Federal Home Loan Bank Advances	188,707	6,942	4.92	122,652	2,793	3.04
Subordinated Debentures	82,816	4,509	7.28	41,465	1,759	5.67
Funds Purchased	45	4	11.88	155	4	3.45
Total Bearing Liabilities	$1,789,358	$38,423	2.87	$1,312,874	$14,343	1.46

Net Interest Spread (1)			5.88			5.93

Net Interest Margin (2)			5.92			5.95

(1) Net interest spread represents the average yield earned on earning assets less the average cost of bearing liabilities.

(2) Net interest margin represents net interest income divided by average earning assets.

This report includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements, other than statements of historical fact, included herein may constitute forward-looking statements.  Although First Regional believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.  Important factors that could cause actual results to differ materially from First Regional’s expectations include fluctuations in interest rates, inflation, government regulations, and economic conditions and competition in the geographic and business areas in which First Regional conducts its operations.